================================================================================


                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                          Date of Report: July 31, 2001
                        (Date of earliest event reported)




                           VERIZON COMMUNICATIONS INC.
             (Exact name of registrant as specified in its charter)




              Delaware                               1-8606                                23-2259884
    (State or other jurisdiction of          (Commission File Number)         (I.R.S. Employer Identification No.)
            incorporation)


   1095 Avenue of the Americas,
   New York, New York                                                                        10036
   (Address of principal executive offices)                                                (Zip Code)



       Registrant's telephone number, including area code: (212) 395-2121



                                 Not applicable
          (Former name or former address, if changed since last report)


================================================================================

Item 5.  Other Events.

On July 31, 2001, Verizon Communications Inc. issued a press release announcing its second quarter 2001 financial results, which are attached as an exhibit and contained in its Investor Relations Bulletin. Also included as an exhibit are selected slides which were included in a presentation posted on the Company's website containing supplemental information about the Company's revised 2001 earnings guidance. The Company's website is www.verizon.com.


Item 7.  Financial Statements and Exhibits.

(c)      Exhibits.

         12     Computation of Ratio of Earnings to Fixed Charges.

         99.1 Press release and financial tables dated July 31, 2001, issued by Verizon Communications Inc. and contained in its Investor Relations Bulletin.

         99.2 Selected slides presented by Verizon Communications Inc. on July 31, 2001 as posted on its website containing supplemental information about the Company's revised 2001 earnings guidance.




                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                              Verizon Communications Inc.
                                        ----------------------------------------
                                                     (Registrant)

Date:          July 31, 2001                    /s/ Lawrence R. Whitman
          ----------------------        ----------------------------------------
                                        Lawrence R. Whitman
                                        Senior Vice President and Controller

                                  EXHIBIT INDEX

EXHIBIT
NUMBER       DESCRIPTION
-------      -----------
12         Computation of Ratio of Earnings to Fixed Charges.

99.1 Press release and financial tables, dated July 31, 2001, issued by Verizon Communications Inc. and contained in its Investor Relations
           Bulletin.

99.2       Selected slides presented by Verizon Communications Inc. on July 31,
           2001 as posted on its website containing supplemental information about the Company's revised 2001 earnings guidance.